As independent public accountants, we hereby consent to the incorporation of our report dated October 18, 1995 included in this Current Report on Form 8-K, into the company's previously filed Registration Statements File No. 33-88466, 33-88324, 33-64818, 33-39310, 33-39311 and 33-35202. It should be noted that we have not audited any financial statements subsequent to September 30, 1994.


                                        Arthur Andersen LLP

Raleigh, North Carolina
        October 20, 1995